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  CONSENT OF INDEPENDENT AUDITORS                                EXHIBIT 23

  Commercial BancShares, Inc.



               [LOGO OF HARMAN, THOMPSON, MALLORY & ICE, A.C.]
                    HARMAN, THOMPSON, MALLORY & ICE, A.C.
                        Certified Public Accountants



                       CONSENT OF INDEPENDENT AUDITORS


  The Board of Directors
  Commercial BancShares, Inc. and Subsidiaries
  Parkersburg, West Virginia


     We consent to incorporation by reference of our report dated March 9, 1995, relating to the consolidated balance sheet of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994 which appears in the Company's Form 10K Registration Statement. Similarly, we also consent to reference to our firm in the Management's Discussion and Analysis associated with the financial information and statistical data for the above-mentioned periods presented as a part of the above referenced filing.


                                   /s/ Harman, Thompson, Mallory & Ice, A.C.
                                   Harman, Thompson, Mallory & Ice, A.C.
                                   Certified Public Accountants

  Parkersburg, West Virginia
  March 29, 1995





  Towne Square, P.O. Box 148, Parkersburg, West Virginia  26102  304/485-6584





                          [Auditors' Consent Letter]